UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) : May 24, 2023

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-37538	47-4456296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 3215, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.
On May 24, 2023, Four Corners Property Trust, Inc. (the "Company") issued a press release announcing the transaction as described under Item 8.01 below. A copy of the press release is furnished hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On May 18, 2023, FCPT Acquisitions, LLC, a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the "PSA") with certain third-party sellers (each a "Seller", and collectively the "Sellers") for the purchase of up to 14 Darden Restaurant, Inc. ("Darden") properties comprised of 13 Cheddar's Scratch Kitchen properties and one Olive Garden property (collectively the "Properties") for a purchase price of up to $85.0 million on initial cash rent of up to approximately $5.35 million. All of the Properties are currently operated by Darden or its subsidiaries. Each property is subject to an individual triple net lease with a Darden corporate guaranty and annual rent increases of 1.5%. The portfolio has a weighted average term of 13 years remaining.

The Company made an initial deposit under the PSA in the amount of approximately $500,000. Closing of the purchase of the Properties is subject to customary diligence and closing conditions. If the Company terminates the PSA before closing, and the termination is not based on the Sellers failure to satisfy a required condition, the escrow agent will release the deposit to the Sellers. If any of the closing conditions under the PSA are not satisfied by the Sellers, the Company may terminate the PSA and receive a refund of the deposit. If a closing occurs under the PSA, the deposit will be credited toward the purchase price. The Company will continue to examine, inspect and investigate the Properties as well as all records and other documentation provided by the Sellers. The Company may become aware of facts or conditions pertaining to the Properties as a result of its review that will cause the Company to terminate the agreement to purchase the Properties or exclude certain Properties from the transaction.

Accordingly, there can be no assurance that the Company will acquire any or all of the Properties on the terms set forth above or at all.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated May 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ JAMES L. BRAT
James L. Brat Chief Operations Officer, General Counsel and Secretary
Date: May 24, 2023